Exhibit 10.3
AMENDMENT TO THE LUMINEX CORPORATION
2006 MANAGEMENT STOCK PURCHASE PLAN
     WHEREAS, Luminex Corporation (the “Company”) maintains the Luminex Corporation 2006 Management Stock Purchase Plan (the “Plan”); and
     WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to revise the provisions in Section 8 of the Plan regarding adjustments to the shares of the Company’s common stock, or awards granted under the Plan in connection with a recapitalization (or other similar event).
     NOW, THEREFORE, effective as of the date hereof, the Board hereby amends and restates Section 8 of the Plan in its entirety to read as follows:
     8. Dilution and Other Adjustments.
In the event of any unusual and non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), merger, reorganization, consolidation, recapitalization, stock split, or other change in corporate structure affecting the Shares, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of Shares that may be distributed as Restricted Shares under the Plan and the number of Restricted Shares outstanding under the Plan; provided, however, that the number of Shares thus subject to the Plan shall always be a whole number.
     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, instruments and documents in the name and on behalf of the Company and to incur and pay all such fees and expenses as in their judgment shall be necessary or advisable in order to consummate the transactions contemplated by, and carry out fully the intent and purpose of, the preceding resolutions and each of them.

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